UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

NXT-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Reservoir Corporate Centre 4 Research Drive, Suite 402 Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 242-3076

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant

On October 8, 2014, Marcum LLP (“Marcum”) notified Nxt-ID (the “Company”) that Marcum had concluded that it was not independent of the Company with respect to the Company’s quarterly period ended June 30, 2014 as a result of the provision of personal tax services to an executive officer of the Company during such period, and not for any reason related to the Company’s financial reporting or accounting operations, policies or practices. Accordingly, Marcum resigned as the Company’s independent registered public accounting firm effective October 8, 2014. Such resignation was accepted by the Company’s Audit Committee.

Marcum’s audit report for the fiscal years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles, except that such report included an explanatory paragraph with regard to uncertainty as to the Company’s ability to continue as a going concern. At no point during the fiscal years ended December 31, 2013 and December 31, 2012 and the subsequent interim periods through October 8, 2014 were there any (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, or (ii) “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, other than (i) the material weaknesses Marcum advised the Company which identified weaknesses in the Company’s internal control over financial reporting and which were reported in Item 9A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and (ii) the item discussed under Item 4.02 and which constitutes a reportable event under Item 304(a)(1)(v)(D) of Regulation S-K.

The Company has provided Marcum with a copy of the disclosure set forth in this Item 4.01 and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. Marcum’s letter to the SEC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 8, 2014, Marcum notified the Company that, due solely to a determination that Marcum was not independent of the Company and not for any reason related to the Company’s financial reporting or accounting operations, policies or practices, for the quarterly period ended June 30, 2014 its quarterly review procedures with respect to the Company’s financial statements for the quarterly period ended June 30, 2014 should no longer be relied upon. Marcum stated that it had concluded it was not independent of the Company during such quarterly period due to its performance of personal tax services to an executive officer of the Company after June 19, 2014.

Marcum has not brought any other matters to the Company’s attention that would affect the Company’s financial statements or internal control over financial reporting, except for the material weaknesses discussed in Item 4.01 above.

Nevertheless, in light of the requirements of the federal securities laws and regulations and because the purpose of the auditor independence rules is to provide investors with confidence that audits and reviews of public company financial statements are carried out objectively and impartially by independent accountants, the Company’s new independent accountant will re-review, as appropriate, the subject financial statements and will audit this period as part of its year-end procedures. The Company is in the process of engaging a new independent accountant and there can be no assurance that the new independent accountant will reach the same conclusions as Marcum regarding the application of accounting standards, management estimates or other factors affecting the Company’s financial statements in connection with such accountant’s audit and review process, and that adjustments to or restatements of the Company’s financial statements for such periods will not be required as result.

The Company’s Audit Committee as well as senior management discussed the matters described in this Item 4.02 with Marcum. The Company also provided Marcum with a copy of the disclosure set forth in this Item 4.02 and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. Marcum’s letter to the SEC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description

16.1	Letter of Marcum LLP, dated October 15, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2014	NXT-ID, INC.

	By:	/s/ Gino Pereira
Name: Gino Pereira Title: Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter of Marcum LLP, dated October 15, 2014